UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 14, 2005, Micro Therapeutics, Inc., a Delaware corporation (“Micro Therapeutics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ev3 Inc., a Delaware corporation (“ev3”), and Micro Investment, LLC, a Delaware limited liability company and wholly-owned subsidiary of ev3 (“Micro Investment”).

Additionally, in connection with the Merger Agreement, effective November 13, 2005, Micro Therapeutics entered into a Second Amendment to Rights Agreement (the “Second Amendment”) with U.S. Stock Transfer Corporation, as Rights Agent, which amended that certain Rights Agreement, dated June 3, 1999, as amended (the “Rights Agreement”) between Micro Therapeutics and U.S. Stock Transfer Corporation, as Rights Agent.

The Merger Agreement

The Merger Agreement provides for the acquisition of the approximately 29.9% of the outstanding shares of common stock of Micro Therapeutics not already owned by ev3 by effecting a merger of Micro Investment with and into Micro Therapeutics, with Micro Therapeutics surviving the merger, as a result of which Micro Therapeutics will become a wholly-owned subsidiary of ev3 (the “Merger”).

As a result of the Merger, each issued and outstanding share of Micro Therapeutics common stock will be exchanged for 0.476289 shares of ev3 common stock. Additionally, the number of shares and exercise prices of outstanding options to purchase Micro Therapeutics common stock will be adjusted based on the foregoing exchange ratio. Such options will be assumed by ev3 and, following the Merger, will represent the right to purchase shares of ev3 common stock.

Micro Therapeutics’ Special Independent Committee of the Board of Directors (the “Special Committee”) unanimously recommended to the Board of Directors of Micro Therapeutics the approval and execution of the Merger Agreement. The Boards of Directors of Micro Therapeutics and ev3 have approved the execution and delivery of the Merger Agreement.

Micro Investment, as the holder of approximately 70.1% of Micro Therapeutics’ outstanding common stock, has delivered a written consent approving the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, no further stockholder approval for Micro Therapeutics is required to consummate the Merger and Micro Therapeutics does not intend to solicit its stockholders to vote upon the transaction.

The Merger Agreement contains customary representations, warranties and covenants for transactions of a similar nature. Consummation of the Merger is subject to customary closing conditions, including, among others (i) ev3’s Registration Statement on Form S-4 containing a joint prospectus/information statement being declared effective by the Securities and Exchange Commission, (ii) no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree which has the effect of prohibiting the consummation of the Merger shall be in effect and (iii) the receipt of an opinion from counsel to the Special Committee that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Second Amendment to Rights Agreement

The Second Amendment provides that (i) neither ev3 nor any of its Affiliates or Associates (each as defined in the Rights Agreement), including Micro Investment, shall be deemed an Acquiring Person (as defined in the Rights Agreement) as a result of the approval and execution of the Merger Agreement or the completion of the transactions contemplated thereunder, (ii) no Stock Acquisition Date, Distribution Date or Trigger Event (each as defined in the Rights Agreement) shall be deemed to have occurred solely as a result of the approval and execution of the Merger Agreement or the completion of the transactions contemplated thereunder and (iii) the Rights Agreement shall automatically terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit 3 to Micro Therapeutics’ Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on November 14, 2005, and is incorporated herein by reference.

Item 8.01	Other Events.

On November 14, 2005, Micro Therapeutics and ev3 issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 14, 2005, by and among ev3 Inc., Micro Investment, LLC and Micro Therapeutics, Inc.

4.1	Second Amendment to Rights Agreement, dated November 13, 2005, between Micro Therapeutics, Inc. and U.S. Stock Transfer Corporation, as Rights Agent. (Incorporated by reference to Micro Therapeutics’ Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on November 14, 2005).

99.1	Press Release dated November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

November 14, 2005	/s/ Thomas C. Wilder, III
Thomas C. Wilder, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 14, 2005, by and among ev3 Inc., Micro Investment, LLC and Micro Therapeutics, Inc.

4.1	Second Amendment to Rights Agreement, dated November 13, 2005, between Micro Therapeutics, Inc. and U.S. Stock Transfer Corporation, as Rights Agent. (Incorporated by reference to Micro Therapeutics’ Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on November 14, 2005).

99.1	Press Release dated November 14, 2005.